SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials.

☐	Soliciting Material Pursuant to sec. 240.14a-12.

Pioneer Asset Allocation Trust

Pioneer Bond Fund

Pioneer Diversified High Income Trust

Pioneer Emerging Markets Fund

Pioneer Equity Income Fund

Pioneer Floating Rate Trust

Pioneer Fund

Pioneer High Income Trust

Pioneer High Yield Fund

Pioneer ILS Interval Fund

Pioneer Mid Cap Value Fund

Pioneer Money Market Trust

Pioneer Municipal High Income Advantage Trust

Pioneer Municipal High Income Trust

Pioneer Real Estate Shares

Pioneer Series Trust II

Pioneer Series Trust III

Pioneer Series Trust IV

Pioneer Series Trust V

Pioneer Series Trust VI

Pioneer Series Trust VII

Pioneer Series Trust VIII

Pioneer Series Trust X

Pioneer Series Trust XI

Pioneer Series Trust XII

Pioneer Short Term Income Fund

Pioneer Strategic Income Fund

(Name of Registrant(s) as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

Hello. My name is Kelly O’Donnell, head of Investor Services at Pioneer Investment Management.

I am calling regarding an important Funds matter. We recently sent you proxy materials requesting your vote relating to your investment in the Pioneer funds. With only two business days left in our proxy campaign, we are reaching out to clients who have not yet voted their shares to express the importance of your participation. Every vote executed assists the Funds in achieving the number of votes needed to hold the shareholder meeting.

If you have your proxy materials, you can vote via the internet or touch tone telephone, using the instructions on your ballot. If you do not have your materials, you can vote by calling our proxy agent, toll free at 1-866-905-2396. That’s 1-866-905-2396. Voting will only take a moment and will save your fund the need for additional mailings and phone calls.

We greatly appreciate your selection of the Pioneer Funds in meeting your investment needs, and thank you in advance for your participation.